UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 28, 2005

RENOVIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50564	94-3353740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Corporate Drive South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 266-1400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On July 28, 2005, Renovis, Inc. announced that following consultations with regulators and the SAINT II trial Steering Committee its exclusive licensee for CEROVIVE® (NXY-059), AstraZeneca AB, has increased the planned enrollment of the Phase III SAINT II trial to 3,200 patients from the originally planned 1,700 patients. Based on enrollment trends to date, this increase in trial size will move the anticipated regulatory filing date from the second half of 2006 to the second half of 2007. AstraZeneca is taking steps to increase the rate of enrollment into the SAINT II trial, including the addition of at least 10 countries that participated in the previously completed SAINT I trial. Additionally, the statistical analysis plan for SAINT II has also been modified with respect to the prespecified analysis of patient outcomes as measured on the National Institutes of Health Stroke Scale (NIHSS), a key supportive efficacy endpoint intended to detect the effect of CEROVIVE (NXY-059) on neurological impairment following acute ischemic stroke.

Separately, AstraZeneca will continue as planned with the CHANT trial, which is a Phase IIb study to assess the safety and tolerability of 72 hours intravenous infusion of CEROVIVE (NXY-059) in adult patients with acute intracerebral hemorrhage. This decision is based upon a recommendation from the Independent Data and Safety Monitoring Board (IDMB) and the trial Steering Committee following a planned interim analysis of safety data from 400 patients. CHANT is planned to involve a total of approximately 600 patients. We currently expect to report results from the CHANT trial in coordination with AstraZeneca during the first half of 2006.

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this report regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve these plans, intentions or expectations and Renovis cautions investors not to place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make, including risks related to: our heavy dependence on the success of CEROVIVE (NXY-059), which is still under development; our dependence on our strategic collaboration with AstraZeneca; AstraZeneca’s success in obtaining regulatory approval to market CEROVIVE (NXY-059); our ability to successfully develop other product candidates, such as REN-1654; obtaining, maintaining and protecting the intellectual property incorporated into our product candidates; and our ability to obtain additional funding to support our business activities. These and other risks are described in greater detail in the “Risk Factors” section of our Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission on May 16, 2005. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2005	RENOVIS, INC.

	By:	/s/ John Doyle
	Name:	John Doyle
	Title:	Vice President Finance and Chief Financial Officer